UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024

RECURSION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40323	46-4099738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 S Rio Grande Street
Salt Lake City, UT 84101
(Address of principal executive offices) (Zip code)

(385) 269 - 0203
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	RXRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2024, in connection with consolidation of executive officer’s time at Headquarters, Dr. Shafique Virani, the Chief Business Officer of Recursion Pharmaceuticals, Inc. (the “Company” or “Recursion”) transitioned into a new role as a Senior Strategic Advisor. In this role Dr. Virani will provide strategic and operational support for Recursion’s business development efforts and will continue to help drive Recursion’s mission. Dr. Virani has played a pivotal role in numerous corporate development transactions during his tenure at Recursion and is uniquely positioned to help facilitate a seamless transition.

Also on February 6, 2024, Matthew Kinn, Senior Vice President, Business Development and Corporate Initiatives joined Recursion’s executive team and assumed all responsibilities previously held by Dr. Virani. Since joining Recursion in 2017, Mr. Kinn has led numerous critical corporate development transactions spanning asset licensing, research and development collaborations with large pharma partners and technology focused partnerships. Prior to Recursion, Matt was a Principal at the Boston Consulting Group's San Francisco office in both the Technology and Healthcare practice areas.

To facilitate the transition, Dr. Virani and Recursion entered into a transition agreement and an advisory agreement (collectively, the “Agreements”), under which Dr. Virani will receive the following payments and benefits in exchange for his release of claims contained in the transition agreement:

•cash advisory fees for his services as a Senior Strategic Advisor under the advisory agreement at a rate of $1,000 per hour (but with the amount of such fees being at least $25,000 for each month from February through July and at least $15,000 for each month from August through December);
•continued vesting of his Recursion equity awards in accordance with their terms while he provides services under the advisory agreement;
•Recursion’s payment of the premiums for COBRA continuation coverage under Recursion’s group health plans for him and his eligible dependents while he provides services under the advisory agreement;
•in addition to the release of claims contained in the executed transition agreement and subject to his execution of a supplemental release of claims after he ceases providing services under the advisory agreement, a cash payment of $2,500; and
•if the Company terminates the agreement prior to August 1, 2024, Dr. Virani will be entitled to receive a lump sum cash payment based on the month in which the agreement is terminated, beginning with a $390,000 payment if terminated in February 2024, and decreasing by $65,000 per month thereafter.
The foregoing description of the terms of the Agreements is not complete and is qualified in its entirety by reference to the full text of such agreements. The Company intends to file the Agreements as exhibits to the periodic report covering the period during which the Agreements were executed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on February 7, 2024.

RECURSION PHARMACEUTICALS, INC.

By:	/s/ Christopher Gibson
Christopher Gibson
Chief Executive Officer